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                                                                     Exhibit 8.2


                               __________ __, 2000



Hadco Corporation
12A Manor Parkway
Salem, NH  03079

Ladies and Gentlemen:

         This opinion is being delivered to you in connection with (i) the Agreement and Plan of Merger, dated as of April 17, 2000 (the "Agreement"), by and among Hadco Corporation ("TARGET"), a Massachusetts corporation, Sanmina Corporation ("ACQUIROR"), a Delaware corporation, and SANM Acquisition Subsidiary, Inc. ("Merger Sub"), a Massachusetts corporation wholly-owned by ACQUIROR, and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the "Registration Statement"). Pursuant to the Agreement, Merger Sub will merge with and into TARGET (the "Merger"), and TARGET will become a wholly-owned subsidiary of ACQUIROR. Unless otherwise defined, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the "Code").

         We have acted as legal counsel to TARGET in connection with the Merger. As such, and for purposes of rendering this opinion, we have reviewed and are relying upon (without any independent investigation or examination thereof) the truth and accuracy, at all relevant times, of the facts, statements, descriptions, covenants, representations and warranties set forth in the Registration Statement, the Agreement (including exhibits), representations by TARGET, ACQUIROR and Merger Sub, respectively (the "Corporate Representations") and such other instruments and documents pertaining to TARGET, ACQUIROR, Merger Sub and the Merger as we have deemed necessary or appropriate.

         In connection with rendering this opinion, we have also assumed or obtained representations (and are relying thereon, without any independent investigation or examination thereof) that at all relevant times:

         1. Original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been due execution and delivery of all documents where due execution and delivery are prerequisites to effectiveness thereof.

         2. Any statement made in any of the documents referred to herein "to the knowledge of" or "to the best of the knowledge of" any person or party or similarly qualified is correct without such qualification.


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Hadco Corporation
________ __, 2000
Page 2


         3. All facts, statements, descriptions, covenants, representations and warranties contained in any of the documents referred to herein or otherwise made to us (including, without limitation, the aforementioned Corporate Representations) are true and correct in all respects and no actions have been (or will be) taken which are inconsistent with such facts, statements, descriptions, covenants, representations and warranties.

         4. As to all matters for which a person or entity has represented that such person or entity is not a party to, does not have or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no such plan, intention, understanding or agreement and such action will not be taken.

         5. The Merger will be consummated in accordance with the terms of the Agreement and without any waiver, breach or amendment of any provision thereof, and the Merger will be effective under applicable state laws.

         6. At all relevant times: (i) no outstanding indebtedness of ACQUIROR or TARGET has represented or will represent equity for federal income tax purposes; and (ii) no outstanding equity of ACQUIROR or TARGET has represented or will represent indebtedness for federal income tax purposes.

         7. The Merger will be reported by ACQUIROR and TARGET on their respective federal income tax returns in a manner consistent with the opinion set forth below.

         Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that (i) for federal income tax purposes, the Merger constitutes a "reorganization" within the meaning of Section 368(a) of the Code, and (ii) under current law, the statements regarding United States federal income tax considerations set forth under the heading "The Merger - Material Federal Income Tax Consequences" in the Registration Statement, insofar as they constitute statements of law or legal conclusions, although general in nature, are correct in all material respects. The United States federal income tax consequences of the Merger to a holder of TARGET common stock will, however, depend upon that holder's particular situation and we express no opinion as to the completeness of the discussion set forth in "The Merger - Material Federal Income Tax Consequences" as applied to any particular holder.

         This opinion represents and is based upon our judgment regarding the application of current federal income tax laws including the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, we can give no assurance that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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Hadco Corporation
________ __, 2000
Page 3


         This opinion addresses only the matters set forth above, and does not address any other federal, state, local or foreign tax consequences that may result from the Merger or any other transaction (including any transaction undertaken in connection with or in contemplation of the Merger). In particular, we express no opinion regarding (i) whether and the extent to which any TARGET stockholder who has provided or will provide services to TARGET, ACQUIROR or Merger Sub will have compensation income under any provision of the Code; (ii) the effects of any such compensation income, including but not limited to the effect upon the basis and holding period of the ACQUIROR common stock received by any such stockholder; (iii) the potential application of the "golden parachute" provisions (Sections 280G, 3121(v)(2) and 4999) of the Code, the alternative minimum tax provisions (Sections 55, 56 and 57) of the Code or Sections 305, 306, 357, 424, and 708 of the Code, or the Treasury regulations promulgated thereunder; (iv) the corporate level tax consequences of the Merger to ACQUIROR, Merger Sub or TARGET, including without limitation the survival and/or availability, after the Merger, of any of the federal income tax attributes or elections of TARGET; (v) the tax consequences of the Merger as applied to specific shareholders of TARGET or that may be relevant to particular classes of TARGET shareholders such as dealers in securities, foreign persons and holders of shares acquired upon exercise of stock options or in other compensatory transactions; (vi) the basis of any equity interest in TARGET acquired by ACQUIROR in the Merger; (vii) the tax consequences of any transaction in which a right to acquire TARGET stock or ACQUIROR stock was received, or the effect of the Merger upon such tax consequences; (viii) the tax consequences of the Merger to holders of options, warrants or other rights to acquire TARGET stock; or (ix) any state, local or foreign tax consequences of the merger.

         This opinion has been delivered to you solely for the purpose of satisfying the closing condition set forth in Section 6.3(c) of the Agreement and is intended solely for your benefit; it may not be relied upon for any other purpose or by any other person or entity and may not be made available to any other person or entity without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference to our firm name under the headings "THE MERGER - Material Federal Income Tax Consequences" and "LEGAL MATTERS" in the Registration Statement. In giving this consent, however, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, as amended.



                                                Very truly yours,



                                                TESTA, HURWITZ & THIBEAULT, LLP